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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            VIDKID DISTRIBUTION, INC.

         The undersigned, being the president and secretary of, VIDKID DISTRIBUTION, INC. (the "Company") and being duly authorized by the Board of Directors hereby certifies that:

         FIRST: Article I of the Articles of Incorporation is hereby amended to read as follows:

         The name of this corporation is: IBX GROUP, INC.

         SECOND: The following Article XII shall be added to the Corporation's Articles of Incorporation.

                                   ARTICLE XII
                             DIRECTORS AND OFFICERS

         The following directors are hereby nominated to serve as directors of the Company until the next annual shareholders meeting.

                                 Evan Brovenick
                                 Alvin Brovenick
                                 Adam Cohen
                                 Steven Adelstein
                                 Mitchell Hershey
                                 David Blechman

         Evan Brovenick shall serve as president and treasurer. David Blechman shall serve as vice president and secretary.

         The foregoing amendment was authorized and adopted by resolution of the Board of Directors and approved by the shareholders owning a majority of the issued and outstanding shares of stock of the Company pursuant to a written consent of the shareholders in lieu of a meeting on September 28, 2001. The number of votes cast by the shareholders was sufficient for approval.

         THIRD: The effective date of this Certificate of Amendment to the Articles of Incorporation shall be effective upon filing with the Secretary of State.

         IN WITNESS WHEREOF the undersigned have submitted these Certificate of Amendment to the Articles of Incorporation and affirm the same as true under penalties of perjury this 28th day of September 2001.

/s/Evan Brovenick
Evan Brovenick, President


/s/David Blechman
David Blechman, Secretary